EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of Orient-Express Hotels Ltd. and subsidiaries, which reports (1) express an unqualified opinion and include an explanatory paragraph regarding the adoption of the non-controlling interest guidance from Accounting Standards Codification 810, Consolidations (formerly SFAS 160, Non-Controlling Interests in Consolidated Financial Statements - an amendment of ARB 51) and (2) express an unqualified opinion on the effectiveness of Orient-Express Hotels Ltd. and subsidiaries internal control over financial reporting, appearing in the Annual Report on Form 10-K, as amended by Form 10-K/A Amendment No. 1, of Orient-Express Hotels Ltd. and subsidiaries for the year ended December 31, 2009.

/s/ DELOITTE LLP

DELOITTE LLP

London, England

August 6, 2010